                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 30, 2006


                            HINES HORTICULTURE, INC.
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                    000-24439            33-0803204
    ----------------------------  ------------------  ---------------------
    (STATE OR OTHER JURISDICTION  (COMMISSION FILE    (IRS EMPLOYER
    OF INCORPORATION)             NUMBER)             IDENTIFICATION NO.)


                  12621 JEFFREY ROAD, IRVINE, CALIFORNIA 92620
                  --------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 559-4444


                                 NOT APPLICABLE
                                 --------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS (SEE GENERAL INSTRUCTION A.2. BELOW):

( ) WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17 CFR
    230.425)
( ) SOLICITING MATERIAL PURSUANT TO RULE 14A-12 UNDER THE EXCHANGE ACT (17 CFR
    240.14A-12)
( ) PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14D-2(B) UNDER THE EXCHANGE
    ACT (17 CFR 240.14D-2(B))
( ) PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13E-4(C) UNDER THE EXCHANGE
    ACT (17 CFR 240.13E-4(C))

SECTION 1- REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed by Hines Horticulture, Inc. (the "Company"), the Company determined to discontinue its nursery operations in the Miami, Florida area and sell its assets located in Miami, Florida in two phases. The first phase involved the disposition of the operating assets and inventory located in Miami, Florida and the second phase comprises the disposition of the Company's two remaining real properties located in the Miami, Florida area (the "Miami Properties").

In connection with the second phase of the Company's disposition plan, on October 30, 2006, Hines Nurseries, Inc., a California corporation and a subsidiary of the Company ("Hines Nurseries"), entered into a commercial contract (the "F&J Contract") with F & J Farms, LLC, a Florida limited liability company ("F&J"), to sell to F&J one of the two Miami Properties consisting of approximately 138 acres of land in Miami-Dade County, Florida (the "Land") and certain other assets (the "Other Assets") of Hines Nurseries which will be identified during the Due Diligence Period (as defined in the F&J Contract). The sales price for the Land and Other Assets is approximately $12.5 million.

Pursuant to the terms of the F&J Contract, F&J has 40 days to inspect the Land and the Other Assets and to perform due diligence to determine whether the Land and the Other Assets are suitable for F&J's intended use. Subject to any rights of cancellation or termination which the parties may have, including, without limitation, F&J's inspection rights, and the other terms and conditions of the F&J Contract, the Company currently anticipates that the closing of the purchase and sale of the Land and the Other Assets will occur on or before December 28, 2006.

The F&J Contract contains various other provisions, representations, warranties and covenants which are customary for transactions of this kind.

There are no material relationships, other than in respect of the F&J Contract between the Company, Hines Nurseries or their respective directors, officers (or any associate of any such director or officer) or affiliates on the one side and F&J or its officers, directors (or any associate of any such director or officer) or affiliates on the other side.

The foregoing description of the F&J Contract is not complete and is qualified in its entirety by reference to the full terms and conditions of the F&J Contract, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

There are statements herein which are forward-looking statements. These forward looking statements include, but are not limited to, statements about the consummation of the sale of the Land and the Other Assets and the expected closing date under the F&J Contract. When used herein, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from those expressed or implied by these forward-looking statements. Among the factors or risks that could cause actual results or events to differ from those in the forward-looking statements contained herein include the fact that the F&J Contract and the individual elements of the F&J Contract and sale of the Land and the Other Assets are subject to various conditions, including F&J's right to terminate the F&J Contract during the Due Diligence Period and other conditions outside the control of the Company or Hines Nurseries. There can be no assurance that the transactions contemplated by the F&J Contract will close on a timely basis or at all.

You should not unduly rely on these forward-looking statements as they speak only as of the date hereof. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Index

------------------------- ------------------------------------------------------
Exhibit No.               Description
------------------------- ------------------------------------------------------
10.1                      Commercial Contract between Hines Nurseries, Inc. and
                          F & J Farms, LLC dated October 30, 2006.
------------------------- ------------------------------------------------------

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 3, 2006            HINES HORTICULTURE, INC.

                                     By:  /s/   Claudia M. Pieropan
                                          --------------------------------------
                                          Claudia M. Pieropan
                                          Chief Financial Officer, Secretary and
                                          Treasurer (principal financial and
                                          accounting officer)

                                  EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

10.1 Commercial Contract between Hines Nurseries, Inc. and F & J Farms, LLC dated October 30, 2006.